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                          [STATE OF CALIFORNIA LOGO]

                                                                [SEAL OF
                                                                 SECRETARY
                                                                 OF STATE]
                              SECRETARY OF STATE



                   I, BILL JONES, Secretary of State of the State of California, hereby certify:

          That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                       IN WITNESS WHEREOF, I execute this
                                          certificate and affix the Great
                                          Seal of the State of California this


                                                   FEB 18 1998
                                          ---------------------------



                                                 /S/ Bill Jones

                                                 Secretary of State
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                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              INFOSEEK CORPORATION

    The undersigned Robert E.L. Johnson, III and Andrew E. Newton, hereby certify that:

    ONE: They are the duly elected and acting President and Secretary, respectively, of this Corporation.

    TWO: The Amended and Restated Articles of Incorporation of this
Corporation shall be amended and restated in their entirety to read as follows:

                                   ARTICLE I

    The name of this Corporation is Infoseek Corporation.

                                   ARTICLE II

    The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

    A.   Classes of Stock. This corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is sixty-five million (65,000,000) shares. Sixty million (60,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

    B.   Rights, Preferences and Restrictions of Preferred Stock. The
         -------------------------------------------------------
Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in the Company's Amended and Restated Articles of Incorporation, as amended and
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restated from time to time, and requirements and restrictions of applicable law
("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with
                                                      ----------
(including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.

    C.   Common Stock
         ------------

         1.   Dividend Rights. Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2.   Liquidation Rights. Subject to the prior rights of holders of all
              ------------------
classes of stock at the time outstanding having prior rights as to liquidation, the assets of the Corporation, upon the liquidation, dissolution or winding up of the Corporation, shall be distributed to the holders of the Common Stock.

         3.   Redemption. The Common Stock is not redeemable.
              ----------

         4.   Voting Rights. The holder of each share of Common Stock shall have
              -------------
the right to one vote and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

          Section 1. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          Section 2. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

                                   ARTICLE V

          The Board of Directors of this Corporation, in appointing the Chief Executive Officer of this Corporation, shall select one of the then existing directors of this Corporation, duly elected and qualified in accordance with applicable law.


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                                   ARTICLE VI

    This Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                     * * *

    THREE: The foregoing amendment to the Amended and Restated Articles of Incorporation has been approved by the Board of Directors of this Corporation.

    FOUR: The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of the Corporation entitled to vote at the time the vote was taken was 5,840,578 shares of Common Stock, 9,847,816 shares of Series A Preferred Stock, 3,459,220 shares of Series B Preferred Stock, 7,446,676 shares of Series C Preferred Stock, no shares of Series D Preferred Stock, and 3,022,994 shares of Series E Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The vote was (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, (ii) more than fifty percent (50%) of the outstanding Preferred Stock of the corporation, (iii) more than fifty percent (50%) of the outstanding Series A Preferred Stock of the Corporation, (iv) more than fifty percent (50%) of the outstanding Series B Preferred Stock of the Corporation, (v) more than fifty percent (50%) of the outstanding Series C Preferred Stock of the Corporation, and (vi) more than fifty percent (50%) of the outstanding Series E Preferred Stock of the Corporation, as required under Sections 902 and 903 of the California Corporations Code. Subsequent to the vote by the shareholders and prior to the filing of these Amended and Restated Articles, all of the shares of Preferred Stock of the corporation were converted into Common Stock so that there are presently no outstanding shares of Preferred Stock of the corporation.

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    IN WITNESS WHEREOF, the undersigned have executed this certificate on March
17, 1997.
                                        /S/ Robert E. L. Johnson III
                                        ---------------------------------------
                                        Robert E.L. Johnson, III, President


                                        /S/ Andrew E. Newton
                                        ---------------------------------------
                                        Andrew E. Newton, Secretary



    The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

    Executed at Santa Clara, California, on March 17, 1997.

                                        /s/ Robert E.L. Johnson, III
                                        ---------------------------------------
                                        Robert E.L. Johnson, III, President


                                        /s/ Andrew E. Newton
                                        ---------------------------------------
                                        Andrew E. Newton, Secretary

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